UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 6, 2009

RIGEL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-29889	94-3248524
(Commission File No.)	(IRS Employer Identification No.)

1180 Veterans Boulevard

South San Francisco, CA 94080

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 624-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.                                    OTHER EVENTS.

On February 6, 2009, a purported securities class action lawsuit was commenced in the United States District Court for the Northern District of California, naming as defendants Rigel, Inc. (the “Company”), certain of its officers, its directors and the underwriters for the Company’s February 2008 stock offering (the “Stock Offering”). The lawsuit alleges violations of the Securities Act of 1933 and the Securities Exchange Act of 1934 in connection with allegedly false and misleading statements made by the defendants related to the results of a Phase II clinical trial of the Company’s product candidate R788.  The plaintiff seeks damages, including rescission or rescissory damages for purchasers in the Stock Offering, an award of its costs and injunctive and/or equitable relief for purchasers of the Company’s common stock during the period between December 13, 2007 and October 27, 2008, including purchasers in the Stock Offering.

The Company believes that it has meritorious defenses and intends to defend the lawsuit vigorously.

It is possible that similar lawsuits may yet be filed in the same or other courts that name the same or additional defendants, and to the extent similar cases are filed and the Company believes that such cases will be consolidated, the Company does not intend to file further Current Reports on Form 8-K describing the additional lawsuits.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIGEL PHARMACEUTICALS, INC.

Dated: February 9, 2009
By:

Dolly A. Vance
Senior Vice President, General Counsel and Corporate Secretary